UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NEURONETICS, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On October 4, 2024, Neuronetics, Inc. (the “Neuronetics”) filed with the Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for the Special Meeting of Stockholders (the “Special Meeting”), to be held on November 8, 2024. This supplement to the Proxy Statement is being filed to disclose that Neuronetics engaged a proxy solicitor after filing the Proxy Statement.

This supplement should be read together with the Proxy Statement, which should be read in its entirety.

PROXY SOLICITOR

Neuronetics has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the proxy solicitation process. D.F. King will be paid a fee of approximately $15,000.00, plus additional fees for additional services at D.F. King’s reasonable and customary rates, plus reimbursements for costs and expenses incurred by D.F. King. D.F. King is authorized to contact the stockholders of Neuronetics to ensure awareness of the Special Meeting and the matters to be considered at the Special Meeting.

If you have any questions concerning the Special Meeting or the Proxy Statement, would like additional copies of the Proxy Statement or need help voting your shares of the Neuronetics Common Stock, please contact D.F. King.

D.F. King & Co., Inc.

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (866) 864-4943

Email: STIM@dfking.com